Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
LSB Financial Corp.	Randolph F. Williams
101 Main Street, P.O. Box 1628	President/CEO
Lafayette, IN 47902	Phone: (765) 742-1064
Fax: (765) 429-5932
www.LSBANK.com
lsbmail@LSBANK.com

Lafayette, Ind. - Tuesday, February 6, 2007

LSB Financial Corp. Announces Stock Repurchase Program

The Board of Directors of LSB Financial Corp. (NASDAQ: LSBI), the holding company of Lafayette Savings Bank, FSB, has authorized the repurchase of up to 100,000 shares of its common stock.
LSB President and CEO Randolph F. Williams stated, “We are pleased to announce this stock repurchase program which exemplifies our intention to maximize long-term shareholder value. We believe that by continuing to execute our business plan and by taking advantage of the opportunities presented to us by the market, we will continue to provide the level of return our shareholders expect.”
       The closing market price of LSB stock on February 5, 2007 was $26.72 per share as reported by the NASDAQ stock market.

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